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                                  PRESS RELEASE
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FOR IMMEDIATE RELEASE                        CONTACT:

Keystone Consolidated Industries, Inc.       Bert E. Downing, Jr.
5430 LBJ Freeway, Suite 1740                 Vice President and Chief Financial
Dallas, Texas  75240-2697                    Officer
(972) 458-0028                               (972) 458-0028



                   KEYSTONE REPORTS THIRD QUARTER 2006 RESULTS

     DALLAS, TEXAS . . . November 14, 2006 . . . Keystone Consolidated Industries, Inc. (OTCBB: KYCN), reported net income of $9.1 million, or $0.91 per diluted share, in the third quarter of 2006 as compared to $34.1 million, or $1.64 per diluted share, in the third quarter of 2005. The decrease in earnings was due primarily to the net effects of a $32.3 million gain on cancellation of debt recorded during the 2005 third quarter, higher costs for ferrous scrap (the Company's primary raw material), production interruptions and an increased provision for income taxes, all partially offset by increased shipment volumes, higher per-ton selling prices, lower costs for postretirement benefits ("OPEB") and reorganization costs as well as a significantly higher defined benefit pension credit. Keystone was operating under Chapter 11 protection during most of the third quarter of 2005 and emerged from its Chapter 11 proceedings on August 31, 2005. The $32.3 million gain on cancellation of debt in the 2005 third quarter was related to the Company's emergence from Chapter 11.

     Because the amount of the Company's net periodic defined benefit pension and OPEB expense or credits are unrelated to the operating activities of the Company, Keystone measures it's overall operating performance using operating profit before net pension and OPEB expense or credits. Excluding the net pension credit and the net OPEB expense or credits, operating profit decreased to $3.4 million from $6.2 million in the prior year (see reconciliation below). The decrease was primarily a result of increased ferrous scrap costs and production interruptions due to operating issues related to the reheat furnace in the Company's wire rod mill partially offset by higher per-ton selling prices and shipment volumes. Keystone's average per-ton ferrous scrap cost was $216 during the third quarter of 2006 as compared to $201 during the third quarter of 2005.

     A reconciliation of statement of operations line items as reported to statement of operations line items adjusted to exclude net periodic pension and OPEB expense or credits is set forth in the following table.


                                                          Three months ended September 30,
                              ----------------------------------------------------------------------------------------------
                                                                 (In thousands)
                                              2005                                                2006
                              ---------------------------------------------     --------------------------------------------
                                                               Operating                                         Operating
                                           Elimination           Profit                         Elimination       Profit
                                As             of                before           As               of             before
                              Reported     Pension/OPEB       Pension/OPEB     Reported       Pension/OPEB     Pension/OPEB
                              --------     ------------       -------------     --------       ------------    ------------
Net sales                     $84,770         $     -           $84,770         $105,212             $   -       $105,212
Cost of goods sold             75,854          (1,984)           73,870           96,017             1,450         97,467
                              -------         -------           -------         --------          --------       --------
  Gross margin                  8,916           1,984            10,900            9,195            (1,450)         7,745
                              -------         -------           -------         --------          --------       --------

Selling Expense                 1,630              (1)            1,629            1,665                15          1,680
General and
 administrative expense         3,050              10             3,060            2,645                29          2,674
Defined benefit pension
 credit                        (3,226)          3,226               -            (12,161)           12,161           -
                              -------         -------           -------         --------          --------       --------
 Total operating costs          1,454           3,235             4,689           (7,851)           12,205          4,354
                              -------         -------           -------         --------          --------       --------
Operating income              $ 7,462         $(1,251)          $ 6,211         $ 17,046          $(13,655)      $  3,391
                              =======         =======           =======         ========          ========       ========



     The Company's consolidated sales volume and per-ton selling prices for the third quarter of 2005 and 2006 were as follows:

                                                Sales Volume                 Selling Prices
                                                ------------                 --------------
                                             Three months ended            Three months ended
                                                September 30,                September 30,
                                             ------------------            ------------------
                                              2005         2006            2005          2006
                                              ----         ----            ----          ----
                                                 (000 tons)                    (Per ton)

  Fabricated wire products                      19           24           $1,065       $1,014
  Welded wire reinforcement                     21           19              860          880
  Nails                                          4            3              718          714
  Industrial wire                               19           20              704          741
  Coiled rebar                                   -           (1)               -          589
  Wire rod                                      61           85              470          523
  Billets                                        5            5              277          307
                                              ----         ----              656          667
    All products                               129          156
                                              ====         ====
(1) - Less than 1,000 tons


     The higher shipment volume of fabricated wire products and wire rod in 2006 was due to increased market demand and general supply shortages resulting from competitor production problems. The higher per-ton selling prices in 2006 were due primarily to price increases the Company began implementing during the third quarter of 2006.

     During the third quarter of 2006 and 2005, the Company recorded a non-cash defined benefit pension credit of $12.2 million and $3.2 million, respectively. The increased pension credit in 2006 was a result of a $277 million increase in plan assets from the end of 2004 to the end of 2005. Keystone currently expects to record a non-cash defined benefit pension credit of approximately $50 million during 2006.

     As a result of an agreement with certain of the Company's retirees entered into in connection with Keystone's emergence from Chapter 11, the Company's postretirement benefit expense subsequent to its emergence from Chapter 11 has been substantially reduced. During the third quarter of 2006, the Company recorded a postretirement benefit credit of approximately $2.1 million as compared to a $2.2 million postretirement benefit expense recorded in the third quarter of 2005.

     During the third quarter of 2006 and 2005, Keystone incurred $270,000 and $4.3 million, respectively, of legal and professional fees relative to it's Chapter 11 proceedings and the associated reorganization activities including post-emergence activities related to closing the Chapter 11 cases and liquidation of certain pre-petition subsidiaries.

     The Company's provisions for income taxes were not significant during 2005 and prior to the second quarter of 2006. Due to Keystone's profitability during the first six months of 2006 and due to expectations of continued profitability, the Company had reversed its deferred income tax asset valuation allowance by the end of June 2006 and Keystone's effective income tax rate during the second and third quarter of 2006 is significantly higher than during 2005.

     This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical in nature are forward-looking and are not statements of fact. Forward-looking statements represent the Company's beliefs and assumptions based on currently available information. In some cases you can identify these forward-looking statements by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected" or comparable terminology, or by discussions of strategies or trends. Although Keystone believes the expectations reflected in forward-looking statements are reasonable, it does not know if these expectations will be correct. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those predicted. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties. Among the factors that could cause Keystone's actual future results to differ materially from those described herein are the risks and uncertainties discussed from time to time in the Company's filings with the SEC including, but not limited to, the following:

     o    Future   supply  and  demand  for   Keystone's   products   (including
          cyclicality thereof),
     o    Customer inventory levels,
     o Changes in raw material and other operating costs (such as ferrous scrap and energy)
     o    The possibility of labor disruptions,
     o    General global economic and political conditions,
     o    Competitive products and substitute products,
     o    Customer and competitor strategies,
     o    The impact of pricing and production decisions,
     o    The possibility of labor disruptions,
     o Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
     o    Government regulations and possible changes therein,
     o Significant increases in the cost of providing medical coverage to employees and retirees,
     o    The ultimate resolution of pending litigation,
     o International trade policies of the United States and certain foreign countries,
     o    Operating  interruptions   (including,   but  not  limited  to,  labor
          disputes, fires, explosions, unscheduled or unplanned downtime and transportation interruptions),
     o    The Company's ability to renew or refinance credit  facilities,
     o    Any possible future litigation, and
     o Other risks and uncertainties as discussed in the Company's filings with the SEC.

     Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

     In an effort to provide investors with additional information regarding the Company's results as determined by accounting principles generally accepted in the United States of America ("GAAP"), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:

     o The Company discloses operating profit, which is used by the Company's management to assess its performance. The Company believes disclosure of operating profit provides useful information to investors because it allows investors to analyze the performance of the Company's operations in the same way that the Company's management assesses performance. The Company defines operating profit as operating income before its net periodic defined benefit pension and OPEB expense or credits.

     Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas. The Company is a leading manufacturer and distributor of fabricated wire products, welded wire reinforcement, nails, industrial wire, coiled rebar and wire rod for the agricultural, industrial, construction, original equipment manufacturer and retail consumer markets. Keystone's common stock is traded on the OTC Bulletin Board (Symbol: KYCN).




                               * * * * * * * * * *

             KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                Three months ended              Nine months ended
                                                  September 30,                  September 30,
                                             -------------------------       ------------------------
                                                2005            2006           2005            2006
                                              --------        --------       --------        --------
                                                  (unaudited)                     (unaudited)
 Net sales                                    $ 84,770        $105,212        $263,299       $353,422
 Cost of goods sold                             75,854          96,017         247,370        319,914
                                              --------        --------        --------       --------

   Gross margin                                  8,916           9,195          15,929         33,508
                                              --------        --------        --------       --------

 Selling expense                                 1,630           1,665           4,647          5,113
 General and administrative
  expense                                        3,050           2,645           8,460          8,243
 Defined benefit pension credit                 (3,226)        (12,161)         (9,675)       (36,487)
                                              --------        --------        --------       --------

       Total operating costs                     1,454          (7,851)          3,432        (23,131)
                                              --------        --------        --------       --------

 Operating income                                7,462          17,046          12,497         56,639
                                              --------        --------        --------       --------

 Nonoperating income (expense):
   Corporate income (expense)                     (566)           (209)         (2,757)         1,273
   Interest expense                             (1,040)         (1,189)         (2,816)        (3,728)
   Interest income                                 138              67             220            159
   Other income (expense), net                     167            (361)            271            (94)
                                              --------        --------        --------       --------

       Total nonoperating expense               (1,301)         (1,692)         (5,082)        (2,390)
                                              --------        --------        --------       --------


   Income before income taxes and
    reorganization items                         6,161          15,354           7,415         54,249
                                              --------        --------        --------       --------

  Reorganization items:
   Reorganization costs                         (4,342)           (270)        (10,323)          (606)
   Gain on cancellation of debt                 32,349             -            32,349           -
                                              --------        --------        --------       --------
          Total reorganization items            28,007            (270)         22,026           (606)
                                              --------        --------        --------       --------

   Income before income
    taxes                                       34,168          15,084          29,441         53,643

 Provision for income taxes                         64           5,990             272          9,790
                                              --------        --------        --------       --------
   Net income                                 $ 34,104        $  9,094        $ 29,169       $ 43,853
                                              ========        ========        ========       ========
 Basic income per share                       $   3.61        $   0.91        $   3.11       $   4.39
                                              ========        ========        ========       ========
 Basic shares outstanding                       10,046          10,000          10,061         10,000
                                              ========        ========        ========       ========
 Diluted income per share                     $   1.64        $   0.91        $   1.20       $   4.39
                                              ========        ========        ========       ========
 Diluted shares outstanding                     22,029          10,000          26,039         10,000
                                              ========        ========        ========       ========